EXHIBIT 10.34

                                      FIRST AMENDMENT TO
                                NEWPORT NEWS SHIPBUILDING INC.
                             RETIREMENT BENEFIT RESTORATION PLAN


The Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan is hereby amended as follows, effective January 1, 1999 by deleting Section 2.1 in its entirety and inserting the following in its place:

      2.1 "Accrued Benefit" as of a specified date with respect to a Participant means a monthly benefit equal to (a) minus (b) minus (c) below (but less than zero) where

           (a) means the monthly vested benefit that would have been payable to the Participant under the Qualified Plan modified as follows:

           (1) Years of Participation under the Qualified Plan shall be treated as also including "years of participation" used to calculate the Participant's benefit under the Tenneco Inc. Retirement Plan.

           (2) Compensation under the Qualified Plan shall be treated as also including amounts deferred under the Newport News Shipbuilding Inc. Deferred Compensation Plan.

           (3)    Solely for employees in positions designated as ECP Level
                  5 or above, the following shall be substituted for the definitions of Covered Compensation and Final Average Compensation under the Qualified Plan. Compensation for such purposes shall mean the sum of (i) the average of the Participant's regular base compensation for the five most recent years, expressed as an annual amount, and (ii) the average of the Participant's actual short-term incentive compensation earned for the five most recent full calendar years, expressed as an annual award amount. Short-term incentive compensation shall be included as Covered Compensation with respect to the calendar year in which it was earned by the Participant, without regard to the calendar year in which it was paid to the Participant. Short-term incentive compensation shall mean only annual bonuses paid or eligible to be paid to the Participant in cash based on Company and individual employee performance criteria, and shall not include signing bonuses, relocation allowances, long-term incentive awards, stock options, performance share grants, expense allowances or reimbursements, or any other compensation. In the event a Participant has been employed by an Employer for less than five years during the most recent five years, the average of his regular base compensation and short-term incentive compensation for the years the Participant was employed by an Employer during the five most recent years will be used for purposes of calculating Compensation under this Section.

           (4) The vested benefit payable under the Qualified Plan shall be calculated without applying Sections 415(b)(1)(A), 415(e), and 401(a)(17) of the Code, as adjusted by the Secretary of the Treasury for any plan year, or the successor of such Sections.

           The benefit described in this subsection (a) shall be expressed as a Life Annuity commencing at the Participant's Normal Retirement Date.

      (b) means the sum of: (i) the monthly vested benefit payable to the Participant under the Qualified Plan (including any annuity purchased for him under the provisions of the Qualified Plan); plus (ii) the monthly vested benefit that would be payable to the Participant under the Tenneco Inc. Retirement Plan if the Participant commenced receiving his benefit on the Participant's Normal Retirement Date.

           The benefit described in subsection (b)(i) shall be expressed as a Life Annuity commencing on the Participant's Normal Retirement Date. The benefit described in subsection (b)(ii) shall be the benefit that would actually be payable under the Tenneco Inc. Retirement Plan if the Participant commenced such benefits on his Normal Retirement Date in the form of a Life Annuity using the appropriate interest rates and mortality tables specified in the plan.

      (c)  means the monthly vested Tenneco Restoration Benefit. The
           "Tenneco Restoration Benefit" shall mean the monthly benefit payable under the Tenneco Inc. Supplemental Executive Retirement Plan determined as of December 31, 1996, but not more than (i) the monthly vested benefit payable to the Participant under the Tenneco Inc. Retirement Plan calculated without applying Sections 415(b)(1)(A), 415(e), and 401(a)(17) of the Code less (ii) the monthly vested benefit payable to the Participant under the Tenneco Inc. Retirement Plan. The amounts under subsection (c)(i) and
           (c)(ii) shall likewise be determined as of December 31, 1996.

           The benefit described in subsection (c)(i) shall be expressed as an actuarially equivalent Life Annuity commencing on the Participant's Normal Retirement Date. The benefit described in subsection (c)(ii) shall be the benefit that would actually be payable under the Tenneco Inc. Retirement Plan if the Participant commenced such benefits on his Normal Retirement Date in the form of an actuarially equivalent Life Annuity. In both instances, actuarial equivalence shall be determined using the appropriate interest rates and mortality tables specified in the appropriate plan.


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IN WITNESS WHEREOF, Newport News Shipbuilding Inc. has caused this instrument to be executed this _____ day of March , 1999 .


                                                  Newport News Shipbuilding Inc.




ATTEST:  (SEAL)                              By:  ______________________________